PROSPECTUS SUPPLEMENT                                               EXHIBIT 99.1

(To Prospectus dated July 7, 2003)                   REGISTRATION NO.  333-96063


                           [B2B INTERNET HOLDRS LOGO]



                        1,000,000,000 Depositary Receipts
                         B2B Internet HOLDRS (SM) Trust



     This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the B2B Internet HOLDRS (SM) Trust.

     The share amounts specified in the table in the "Highlights of B2B Internet HOLDRS" section of the base prospectus shall be replaced with the following:

                                                        Share         Primary
      Name of Company                    Ticker        Amounts    Trading Market
---------------------------------        ------        -------    --------------
Agile Software Corporation                AGIL            4           NASDAQ
Ariba, Inc.                               ARBA           14           NASDAQ
CheckFree Corporation                     CKFR            4           NASDAQ
Commerce One, Inc.                        CMRC           1.2          NASDAQ
FreeMarkets, Inc.                         FMKT            3           NASDAQ
Internet Capital Group, Inc.(1)           ICGE          0.75          NASDAQ
Pegasus Solutions, Inc.                   PEGS            2           NASDAQ
QRS Corporation                           QRSI            1           NASDAQ
Retek, Inc.                               RETK            3           NASDAQ
SciQuest, Inc.                            SQST           0.4          NASDAQ
VerticalNet, Inc.                         VERT           0.6          NASDAQ

-------------------
(1) Internet Capital Group, Inc. (NASDAQ:ICGE) announced a 1-for-20 reverse stock split effective May 10, 2004. On the same date, shares of Internet Capital Group, Inc. began trading on NASDAQ under the ticker "ICGED". Effective May 10, 2004 the share amount of Internet Capital Group, Inc. represented by a round lot of 100 B2B Internet HOLDRS was 0.75.

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transaction.

            The date of this prospectus supplement is June 30, 2004.